Globe Specialty Metals Reports Second Quarter Fiscal 2013 Earnings

•	Sales of $179.9 million in the second quarter were up 9% from the prior year
•	Shipments of 61,972 MT increased 21% from the prior year
•	EPS of $0.20 is up from $0.18 in the prior year
•	Adjusted EPS of $0.15 is down from $0.22 in the prior year
•	GSM declared a $0.0625 per share dividend to be paid on March 25th to shareholders of record on March 15th

New York, Feb. 7, 2013 – Globe Specialty Metals, Inc. (NASDAQ: GSM), one of the world’s largest and most efficient producers of silicon metal, today reported financial results for the second quarter of fiscal 2013.

Net sales in the Company’s second quarter, ended December 31, 2012, reached $179.9 million, up 9% from $165.5 million in the same quarter of the prior year.  Shipments of silicon and silicon-based alloy products were 61,972 metric tons in the quarter, up 21% from the year-ago period.  Results in the second quarter include the Quebec Silicon acquisition which was completed in June 2012.

Net income attributable to GSM in the quarter was $15.1 million, up 12% from $13.4 million in the prior-year period.  On a diluted per share basis, reported earnings for the second quarter reached $0.20, up from $0.18 per share in the same quarter a year ago.  Excluding certain items, detailed in the table below, adjusted diluted earnings per share were $0.15 in the second quarter, down from $0.22 in the second quarter last year.

Reported EBITDA in the second quarter reached $34.2 million, compared to $30.8 million in the prior year.  Excluding certain items detailed in the table below, adjusted EBITDA was $30.2 million in the second quarter compared to $36.6 million in the prior year.

Globe Specialty Metals’ cash and cash equivalents, as of December 31, 2012, totalled $163.5 million and total debt was $153.1 million.  Cash flow used by operating activities was $3.2 million in the quarter, including a $10.7 million increase in inventory and a $20.3 million decline in accrued expenses.  Capital expenditures totalled $10.2 million and dividend payments to shareholders totalled $14.1 million in the quarter.

Adjusted diluted earnings per share were as follows:

	Second Quarter		Six Months
	FY 2013	FY 2012	FY 2013	FY 2012
Reported Diluted EPS	$0.20	0.18	$0.12	0.44
Tax rate adjustment	(0.01)	(0.01)	-	-
Gain on remeasurement of equity investment	(0.02)	-	(0.02)	-
Remeasurement of stock option liability	(0.03)	-	0.19	-
Bridgeport Fire	-	0.04	-	0.04
Transaction and due diligence expenses	0.01	0.01	0.02	0.02
Adjusted Diluted EPS	$0.15	0.22	$0.31	0.50

Second quarter fiscal 2013 results were negatively impacted by $0.9 million of after-tax transaction and due diligence-related expenses and positively impacted by $2.5 million of after-tax re-measurement income for stock option liabilities, $1.7 million of income from the revaluation of an equity investment and a $1.1 million reduction of tax expense related to an acquisition.

Adjusted EBITDA was as follows:

	Second Quarter		Six Months
	FY 2013	FY 2012	FY 2013	FY 2012
Reported EBITDA	$34,232	30,752	$40,987	72,003
Gain on remeasurement of equity investment	(1,707)	-	(1,707)	-
Remeasurement of stock option liability	(3,673)	-	20,058	-
Bridgeport Fire	-	5,000	-	5,000
Gain on sale of business & associated Fx gain	-	-	-	(473)
Transaction and due diligence expenses	1,336	846	1,987	2,526
Adjusted EBITDA	$30,188	36,598	$61,325	79,056

Globe CEO Jeff Bradley commented, “We are pleased with our second quarter results as we continue to integrate the Quebec Silicon assets and continue to lower production costs through efficiency and cost reduction initiatives.  We are optimistic about 2013.  We have maintained a strong balance sheet and a high level of liquidity which allowed us to return over $14 million to shareholders through dividends in the second quarter and positions us to actively pursue acquisition and business development opportunities.”

Conference Call

Globe will review second quarter results during its quarterly conference call on February 8, 2013 at 9:00 a.m. Eastern Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the February 8, 2013 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and, other factors identified in the Company’s periodic reports filed with the SEC.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

Non-GAAP Measures

EBITDA, Adjusted EBITDA and Adjusted Diluted Earnings per share are non-GAAP measures.

We have included these measures to provide supplemental indications of our performance which we believe are important because they eliminate items that have less bearing on our current and future operating performance and therefore highlight trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. A reconciliation of these measures to the comparable GAAP financial measures is provided elsewhere in this release.

CONTACT: Globe Specialty Metals, Inc.
Mal Appelbaum, 212-798-8123
Chief Financial Officer
Email: mappelbaum@glbsm.com
Or
Jeff Bradley, 212-798-8122
Chief Executive Officer
Email: jbradley@glbsm.com

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales	$179,940	200,708	165,547	$380,648	340,409
Cost of goods sold	148,331	168,640	129,448	316,971	257,098
Selling, general, and administrative expenses	9,053	37,720	14,316	46,773	29,117
Research and development	-	-	3	-	3
Business interruption insurance recovery	-	-	(450)	-	(450)
Gain on sale of business	-	-	-	-	(54)
Operating income (loss)	22,556	(5,652)	22,230	16,904	54,695
Other income (expense):
Gain on remeasurement of equity investment	1,707	-	-	1,707	-
Interest income	217	171	4	388	16
Interest expense, net of capitalized interest	(1,826)	(1,516)	(1,459)	(3,342)	(2,847)
Foreign exchange (loss) gain	(1,632)	545	(308)	(1,087)	1,016
Other (loss) income	(13)	115	198	102	360
Income (loss) before provision for (benefit from) income taxes	21,009	(6,337)	20,665	14,672	53,240
Provision for (benefit from) income taxes	5,373	(1,269)	6,070	4,104	17,558
Net income (loss)	15,636	(5,068)	14,595	10,568	35,682
Income attributable to noncontrolling interest, net of tax	(568)	(637)	(1,151)	(1,205)	(1,545)
Net income (loss) attributable to Globe Specialty Metals, Inc.	$15,068	(5,705)	13,444	$9,363	34,137
Weighted average shares outstanding:
Basic	75,174	75,051	75,038	75,112	75,029
Diluted	75,247	75,051	76,732	75,275	76,759
Earnings (Loss) per common share:
Basic	$0.20	(0.08)	0.18	$0.12	0.45
Diluted	0.20	(0.08)	0.18	0.12	0.44

EBITDA:
Net income (loss)	$15,636	(5,068)	14,595	$10,568	35,682
Provision for (benefit from) income taxes	5,373	(1,269)	6,070	4,104	17,558
Net interest expense	1,609	1,345	1,455	2,954	2,831
Depreciation, depletion, amortization and accretion	11,614	11,747	8,632	23,361	15,932
EBITDA	$34,232	6,755	30,752	$40,987	72,003

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	September 30,	December 31,
	2012	2012	2011
Assets
Current assets:
Cash and cash equivalents	$163,461	182,109	131,198
Accounts receivable, net	79,714	82,969	60,796
Inventories	146,605	134,120	118,747
Prepaid expenses and other current assets	29,634	35,560	24,764
Total current assets	419,414	434,758	335,505
Property, plant, and equipment, net	436,189	432,896	329,907
Goodwill	60,269	56,848	53,707
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	5,973	9,316	9,003
Deferred tax assets	416	200	304
Other assets	24,279	26,396	25,711
Total assets	$947,017	960,891	754,614

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,513	56,960	34,699
Current portion of long-term debt	-	-	16,667
Short-term debt	329	323	385
Revolving credit agreements	9,000	9,000	15,000
Accrued expenses and other current liabilities	55,912	72,813	23,961
Total current liabilities	116,754	139,096	90,712
Long-term liabilities:
Revolving credit agreements	143,742	134,374	39,989
Long-term debt	-	-	33,333
Deferred tax liabilities	27,748	28,931	24,325
Other long-term liabilities	68,663	70,933	28,271
Total liabilities	356,907	373,334	216,630
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	398,648	396,968	404,340
Retained earnings	110,432	109,467	99,430
Accumulated other comprehensive loss	(5,792)	(5,728)	(2,364)
Treasury stock at cost	(4)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	503,292	500,711	501,410
Noncontrolling interest	86,818	86,846	36,574
Total stockholders’ equity	590,110	587,557	537,984
Total liabilities and stockholders’ equity	$947,017	960,891	754,614

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net income (loss)	$15,636	(5,068)	14,595	$10,568	35,682
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	11,614	11,747	8,632	23,361	15,932
Share-based compensation	680	(8,707)	686	(8,027)	1,147
Gain on remeasurement of equity investment	(1,707)	-	-	(1,707)	-
Gain on purchase/sale of business	-	-	-	-	(54)
Amortization of deferred financing fees	200	200	-	400	-
Unrealized foreign exchange loss (gain)	976	(976)	-	-	-
Deferred taxes	1,623	(9,045)	3,409	(7,422)	2,893
Amortization of customer contract liabilities	(1,531)	(1,343)	-	(2,874)	-
Changes in operating assets and liabilities:
Accounts receivable, net	5,105	2,819	7,362	7,924	553
Inventories	(10,660)	(13,528)	5,141	(24,188)	(8,578)
Prepaid expenses and other current assets	2,487	1,290	(4,092)	3,777	(2,888)
Accounts payable	(7,302)	4,891	(5,587)	(2,411)	(8,838)
Accrued expenses and other current liabilities	(20,281)	34,102	(16,871)	13,821	(8,114)
Other	(7)	(459)	(1,000)	(466)	(3,095)
Net cash (used by) provided by operating activities	(3,167)	15,923	12,275	12,756	24,640
Cash flows from investing activities:
Capital expenditures	(10,179)	(8,025)	(17,335)	(18,204)	(27,046)
Acquisition of business, net of cash acquired	(844)	-	-	(844)	(73,194)
Net cash used in investing activities	(11,023)	(8,025)	(17,335)	(19,048)	(100,240)
Cash flows from financing activities:
Net borrowings of long-term debt	-	-	-	-	50,000
Net payments of short-term debt	-	-	(720)	-	(709)
Net borrowings on revolving credit agreements	9,566	2,597	-	12,163	8,000
Dividend payment	(14,103)	(4,691)	(15,007)	(18,794)	(15,007)
Proceeds from stock option exercises	1,000	-	83	1,000	195
Other financing activities	(648)	(627)	(601)	(1,275)	(1,842)
Net cash (used in) provided by financing activities	(4,185)	(2,721)	(16,245)	(6,906)	40,637
Effect of exchange rate changes on cash and cash equivalents	(273)	(1,078)	183	(1,351)	(47)
Net (decrease) increase in cash and cash equivalents	(18,648)	4,099	(21,122)	(14,549)	(35,010)
Cash and cash equivalents at beginning of period	182,109	178,010	152,320	178,010	166,208
Cash and cash equivalents at end of period	$163,461	182,109	131,198	$163,461	131,198

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$1,334	1,080	1,420	$2,414	2,121
Cash paid for income taxes, net	9,794	1,857	15,664	11,651	19,809

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Shipments in metric tons:
Silicon metal	35,273	40,487	26,647	75,760	54,081
Silicon-based alloys	26,699	29,543	24,659	56,242	51,510
Total shipments*	61,972	70,030	51,306	132,002	105,591

Average selling price ($/MT):
Silicon metal	$2,908	2,789	3,208	$2,844	3,244
Silicon-based alloys	2,152	2,273	2,501	2,215	2,501
Total*	$2,582	2,571	2,868	$2,576	2,882
Average selling price ($/lb.):
Silicon metal	$1.32	1.27	1.46	$1.29	1.47
Silicon-based alloys	0.98	1.03	1.13	1.00	1.13
Total*	$1.17	1.17	1.30	$1.17	1.31

* Excludes by-products and other